EXHIBIT 23(a)






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INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-00607 of Cavalier Homes, Inc. on Form S-3 of our report dated March 1, 1996 (March 14, 1996 as to the amendment to the Credit Facility described in Note 5), appearing in the Annual Report on Form 10-K of Cavalier Homes, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP




Birmingham, Alabama
December 2, 1996